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                                                             EXHIBIT 23.2


                               RYDER SCOTT COMPANY
                               PETROLEUM ENGINEERS
1100 LOUISIANA  SUITE 3800  HOUSTON, TEXAS 77002-5218  TELEPHONE (713)651-9191




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         As independent petroleum engineers, we hereby consent to (a) the use of our name and references to our Firm in this Amendment to Annual Report on Form 10-K of 3DX Technologies Inc. for the year ended December 31, 1997 and (b) to the inclusion of the estimate of proved reserves and present value of the future net revenues included in our report dated February 9, 1998 in such Annual Report. We further consent to the incorporation by reference of the information set forth above which is included in such Annual Report into the Registration Statement on Form S-8, filed June 27, 1997, (No. 333-30187) pertaining to the stock option plan of 3DX Technologies, Inc.

                                                     /s/ Ryder Scott Company
                                                         Petroleum Engineers

                                                     RYDER SCOTT COMPANY
                                                     PETROLEUM ENGINEERS


Houston, Texas
November 2, 1998